Exclusive Service Agreement

among

Beijing China Broadband Network Technology Co., Ltd.

Jinan Guangdian Jiahe Digital Television Co., Ltd.

and

Jinan Broadcast &Televison Information Network Center

Exclusive Service Agreement

THIS EXCLUSIVE SERVICE AGREEMENT (Agreement) is made on this [•] day of December 2006 in the People's Republic of China ("PRC")

by and among:

Beijing China Broadband Network Technology Co., Ltd., a limited company existing under the laws of the PRC, (Party A);

Jinan Guangdian Jiahe Digital Television Co., Ltd., a limited company existing under the laws of the PRC, with its registered address at Jinan, PRC and its legal representative is Jiang Bin, a PRC resident (Party B);

and

Jinan Broadcast &Televison Information Network Center, a limited company existing under the laws of the PRC, with its registered address at [•], PRC (Party C)

(individually a Party and collectively the Parties).

RECITALS

A.
Party A is engaged in the provision of access services including wired or wireless broadcast/television broadband, digital private lines, web-based internet content, consulting services, software, systems integration, work for hire and other digital television value-added businesses;

B.	Party B and Party C are engaged in the Business ( as defined below) and have obtained the necessary permit for the lawful operation of its Business;

C.
Party A is willing to provide, and Party B and Party C are willing to accept, technical services in relation to Party B and Party C 's Business; Party B and Party C are willing to provide, and Party A is willing to accept, backup services in relation to Party B and Party C 's Business.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. Unless otherwise indicated, the following terms in this Agreement shall have the meanings set forth below:

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Effective Date	the effective date of this Agreement, which shall be the date first indicated above;

Event of Breach	as defined in Article 8.3 below;

Business
access services with respect to wired or wireless broadcasting/television broadband, digital private lines and website as well as internet content services and internet value-added services, and other wired or digital television value-added businesses as agreed upon by the Parties;

Financial Statements
cash flow statements, balance sheets, profit and loss statements and any other financial statements relating to the Business, which shall be prepared in accordance with international accounting standards;

PRC Law	all laws and regulations of the PRC which are applicable upon and after the date of signing of this Agreement;

Project Account	as defined in Article 7.1.1;

RMB	Renminbi, the lawful currency of the PRC.

1.2  Interpretations.

1.2.1 The headings herein are for reference purposes only and do not affect the meaning or interpretation of any provision hereof.

1.2.2 Any reference herein to an Article or Appendix is to an article or appendix of this Agreement. The use of the plural shall include the use of the singular, and vice versa. The use of the masculine shall include the use of the feminine, and vice versa.

1.2.3 Unless otherwise indicated, a reference herein to a day, month or year is to a calendar day, month or year. A reference to a business day is to a day on which commercial banks are open for business in both the PRC and Germany.

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2.	REPRESENTATIONS AND WARRANTIES

2.1 Parties. Each Party represents and warrants that, as of the date of signing hereof:

2.1.1 it has full power and authority to execute and deliver this Agreement and to perform its responsibilities and obligations hereunder; and

2.1.2 it shall maintain as strictly confidential the provisions and existence of this Agreement and any information relating to the Business of the other Party to which it might have access during the performance of this Agreement, including without limitation customer database, financial and business development plans, market research and other information deemed to be confidential by such other Party.

2.2 Party B.  Party B represents and warrants that, as of the date of signing hereof, it has obtained and will maintain the validity of all permits from the relevant governmental authorities necessary for the lawful operation of its business and its performance of this Agreement.

2.3 Party C.  Party C represents and warrants that, as of the date of signing hereof it has obtained, and will maintain the validity of, all permits from the relevant governmental authorities necessary for the lawful operation of its business and its performance of this Agreement.

3.	SERVICES PROVIDED BY PARTY A TO PARTY B AND PARTY C

3.1  Exclusivity. Party B and Party C warrant to Party A that during the promotion of the interactive digital television businesses, priority will be given to Party A’s internet access service (IP or CM) as the circuit .

Party B and Party C agree to retain Party A as its exclusive services provider with respect to CM broadband access services. Specifically, Party B and Party C (including for purposes of this Article any of its Affiliates and Subsidiaries) shall not retain any third party to provide services with respect to CM broadband access services, which are the same as or similar to those provided by Party A under this Agreement.

3.2   Business-Related Services. Party A undertakes to provide various technical services to Party B and Party C including but not limited to, assisting Party B and Party C in the following:

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3.2.1 Party A will provide internet access services (IP or CM) when Party B and Party C promote their interactive digital television business;

3.2.2 entering into an exclusive cooperation agreement with Party B and Party C with respect to access services of CM broadband; Party A will use current CM and CMTS terminal equipment and will implement new CM terminals in an effort to provide the relevant services to Party B and Party C;

3.2.3 provide technical troubleshooting assistance, software support, and other technical services;

3.2.4 provide application software for servers and provide for the continued development, upgrading, and implementation of application software for customers;

3.2.5 provide training services to technical support personnel of Party B and Party C and consulting services with respect to the Business;

3.2.6 any other reasonable technical services as required by Party B and Party C;

4.	SERVICES PROVIDED BY PARTY B AND PARTY C TO PARTY A

4.1 Exclusivity. Party B and Party C shall contribute and share resources, including but not limited to, governmental authorizations, and customer data records.

4.2 Business-Related Services.

4.2.1 Party B and Party C will afford all necessary support, assistance, and preferential treatment to Party A, including but not limited to, Party B’ s preferential treatment to Party A with respect to circuit, channel, CM physical transmission systems, and optical access networks used in the wired TV network;

4.2.2 Party B and Party C will afford preferential treatment to Party A with respect to the use of equipment rooms, business offices, project services facilities, and customer service centers;

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4.2.3 Party B and Party C will contribute and share resources including, but not limited to, governmental authorizations and customer data records;

4.2.4 Party B and Party C will maintain the network of CM and CMTS terminal equipment used by Party A.

5.	NON-COMPETITION

5.1 Party B and Party C shall not directly or indirectly or cause its respective shareholders to directly or indirectly(through agency or other methods) encourage or ask for any invitation from, accept suggestions of, consult or negotiate with, or provide any information to any other individual or entity related to any transaction or services under this Agreement.

5.2 If Party B or Party C or any of their shareholders, are in receipt of suggestions or other information with respect to any aspect of the Business from third party, Party B and Party C must immediately notify the contents of such information to Party A immediately. Party B and Party C shall ensure that their shareholders comply with Article 5. Party B and C will be liable for any breach of this Article by their shareholders.

6.	FEES AND PAYMENT TERMS

6.1  Service fees and payment terms provided by Party B and Party C to Party A. In consideration for the all services provided by Party B and Party C to Party A, Party A shall pay Party B and Party C as a lump sum, on an annual basis, the Service Fee in the amount of 30, 0000 RMB for the first 3 years. The Service Fees from the 4th year and on shall be agreed upon by Parties.

The Service Fee shall be remitted in full, in RMB to Party B and Party C's designated bank account within 3 months after the last day of the preceding year.

6.2  Service fees and payment terms provided by Party A to Party B and Party C. In consideration for services rendered, licenses and training provided by Party A to Party B, Party B shall pay Party A a lump sum, on a monthly basis, the service fees which shall be of an amount equivalent to revenue before tax (deducting business taxes).

Exclusive Service Agreement

If Party A and Party B require adjusting the arrangement of revenue flow, for instance, to pay all the revenues before tax to Party A after deducting direct expenses (telecommunication broadband fees), Party B shall try its best to cooperate with Party A to implement specific revenue flow mechanism.

The Service Fee shall be remitted in full, in RMB, to Party A's designated bank account within 30 days after the last day of the proceeding month. Party B shall also provide to Party A at such time the relevant Financial Statements for that month as well as any other relevant documents and/or information regarding the calculation of the Service Fee amount.

6.3  Other fees. The Parties hereby expressly agree that there shall not be any other payment obligations arising from the service requirements, other than the services fees expressly stipulated to in Articles 6.1 and 6.2.

7.	FINANCIAL MANAGEMENT

7.1 Project Account. The Parties agree that, in the interests of clarity, all receivables and payables relating to the Business that are generated or incurred during the term of this Agreement shall be only remitted to and withdrawn from the same dedicated bank account, in accordance with the following provisions:

7.1.1  within 30 days after the Effective Date, Party B shall open a RMB bank account in its name for use specifically in respect of the Business (the “Project Account”);

7.1.2  the Project Account shall be opened at the Beijing branch of a bank agreed to by the Party A and Party B, and shall be set up such that the personal seals of 1 representative from each of the Parties are required in order for money to be deposited or withdrawn from it, which representatives shall be appointed by the Parties in writing within 10 days after the Effective Date;

7.1.3  the Project Account shall be used for the sole purpose of receiving proceeds from Party B and Party C and/or effecting payments relating to the Business; and

7.1.4  Party A and Party B may request from the relevant bank at any time a statement of the activities on the Project Account.

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7.2  Records. Party B agrees to maintain comprehensive financial records (including the Financial Statements) in respect of the Business, which shall be kept at its registered office in Jinan, PRC and shall be available for Party A's inspection at such times as Party A may reasonably request in writing.

7.3 Annual Statement. Within 30 days after the end of each financial year, Party B shall provide to Party A comprehensive Financial Statements for such financial year. Each Financial Statement, together with the financial records described in Article 7.2 above, shall be subject to an independent audit conducted by a reputable accounting firm registered in the PRC approved by Party A, at Party A's sole expense.

7.4  Financial Statements. Within 10 days after a written request for such from Party A, Party B shall also provide to Party A Financial Statements.

8.	EFFECTIVE DATE, BREACH AND TERMINATION

8.1 Effective Date. This Agreement shall enter into effect from the Effective Date and shall continue with full force and effect until the earlier of either:

8.1.1 the 20th anniversary hereof; or

8.1.2 its termination by either Party in accordance with Article 8.4 below.

8.2 Extension. The term of this Agreement may be extended within 60 days before its expiration pursuant to Party A’s notice to Party B and Party C indicating its intent to extend the term. The extension term shall be determined by Party A and clearly stated the abovementioned notice. The Party B and Party C shall agree to such extended term unconditionally, under the condition that the term cannot not exceed 10 years.

8.3 Breach. The occurrence of any one or more of the following events shall constitute a breach of this Agreement (an “Event of Breach”):

8.3.1 either of the Parties has failed to perform any of its obligations hereunder , thus causing substantial losses to the other Party, and such obligation was not waived in writing by the other Party;

Exclusive Service Agreement

8.3.2 either of the Parties is in breach of the terms hereof, and such breach has not been remedied for a period of 10 days after receipt of the other Party's written notice requesting such remedy; and

8.3.3 any representation or warranty made by either of the Parties herein proves to be false or misleading in any material respect.

8.4 Termination. This Agreement will terminate automatically upon its expiration, unless terminated prematurely under either of the following circumstances, namely:

8.4.1 by the non-breaching Party with 30 days' written notice upon the occurrence of an Event of Breach; or

8.4.2 with the mutual written consent of the Parties.

8.5 Post Termination. Upon the termination of this Agreement by either Party:

8.5.1 the licenses granted hereunder shall cease with immediate effect; and

8.5.2 any outstanding fees or other amounts payable hereunder by either Party to other Parties shall become due within 10 days after the date of delivery of an invoice for the same.

8.6 Survival. The following obligations shall survive the termination of this Agreement for any reason:

8.6.1 the confidentiality undertakings set forth in Article 2.1.2 above, which shall continue indefinitely after the date of termination (unless the disclosure of confidential information has already entered the public domain or was made pursuant to a court order or law of relevant jurisdiction); and

8.6.2 the obligation of the Service Fee, which shall continue for as long as any receivables generated from the relevant services during this Agreement are outstanding.

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9.	GOVERNING LAW AND DISPUTE RESOLUTION

9.1 Governing Law. The execution, validity, interpretation and implementation of this Agreement and the settlement of disputes under it shall be governed by PRC Law. Where PRC Law is silent on a particular matter relating to this Agreement, reference shall be made to general international commercial practice.

9.2 Interpretation. If any dispute arises in connection with the interpretation of any provisions of this Agreement, the Parties shall determine the true intention of those provisions by making reference to the wording of this Agreement, the relevant Articles, the objective of the Agreement, commercial practice and the principle of good faith.

9.3 Consultation. If any dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

9.4 Arbitration. If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, either Party may submit the dispute to arbitration as follows:

9.4.1 all disputes arising out of or in connection with this Agreement shall be submitted to the China Chamber of International Commerce for arbitration in Beijing under the its rules and by a sole arbitrator appointed in accordance with those rules;

9.4.2  the arbitration shall be conducted in the Chinese and English languages, with the arbitral award final and binding upon both Parties. Unless otherwise determined by the arbitrator, the cost of arbitration shall be borne by the losing Party. Any award rendered by the arbitrator shall be enforced by any court having jurisdiction upon the losing Party or its assets, in accordance with the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958); and

9.4.3 when any dispute is submitted to arbitration, except for the matters under dispute, the Parties shall continue to perform this Agreement.

Exclusive Service Agreement

10.	MISCELLANEOUS PROVISIONS

10.1 Notices and Delivery. All notices and communications between the Parties shall be made in writing and in the Chinese or English language by facsimile transmission, delivery in person (including courier service) or registered airmail letter to the appropriate correspondence addresses set forth below:

Party A

Beijing China Broadband Network Technology Co., Ltd.

Address:

Tel:
Fax:
Attn:

Party B

Jinan Guangdian Jiahe Digital Television Co., Ltd.

Address:
Tel:
Fax :
Attn:

Party C

Jinan Broadcast &Televison Information Network Center

Address:
Tel:
Fax :
Attn:

10.2 Timing. The time of receipt of the notice or communication shall be deemed to be:

10.2.1 if by facsimile transmission, at the time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 p.m. or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

10.2.2 if in person (including express mail), on the date that the receiving Party signs for the document; or

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10.2.3 if by registered mail, on the 10th day after the date that is printed on the receipt of the registered mail.

10.3 Amendments. The provisions of this Agreement may not be waived, modified or amended except by an instrument in writing signed by both Parties (which instrument shall be attached as an Appendix hereto).

10.4 No Waiver. Failure or delay on the part of either Party to exercise any right under this Agreement shall not operate as a waiver thereof.

10.5 Severability. The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement which is unrelated to that provision.

10.6 Binding Effect. This Agreement is legally binding upon the Parties and enforceable in accordance with its terms and conditions. Appendices shall form an integral part of this Agreement and shall be legally binding upon the Parties.

10.7  Successors. This Agreement shall be binding upon the Parties and upon their respective successors and assigns (if any).

10.8 Assignment. Either Party may not assign or otherwise transfer its rights or obligations under this Agreement without the prior written consent of other Parties.

10.9  Entire Agreement. This Agreement and any Appendices hereto constitute the entire agreement between the Parties and supersede all prior discussions, negotiations and agreements.

10.10 Language and Versions. This Agreement is executed in 3 sets of originals, with each set comprising 1 Chinese and 1 English version. Each Party shall retain 1 set of originals. The 2 language versions shall have equal validity and the wording of each version shall be deemed to carry the same meaning. In the event of any discrepancy between the wordings of the 2 versions, such discrepancy shall be interpreted according to the purpose of this Agreement.

[The space below has been intentionally left blank.]

Exclusive Service Agreement

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed by their duly authorised representatives (as the case may be) as of the date first indicated above.

For and on behalf of
Beijing China Broadband Network Technology Co., Ltd.]

Name	:

Title	:

Signature	:

Company Seal	:

For and on behalf of

Jinan Guangdian Jiahe Digital Television Co., Ltd.

Name	:

Title	:

Signature	:

Company Seal	:

For and on behalf of
Jinan Broadcast & Television Information Network Center

Name	:

Title	:

Signature	:

Company Seal	:

Exclusive Service Agreement